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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of GZA GeoEnvironmental Technologies, Inc. on Form S-8 (File No. 33-63940, File
No. 33-75688 and File No. 333-24423) of our report dated May 5, 1998 on our audits of the consolidated financial statements and financial statement schedule of GZA GeoEnvironmental Technologies, Inc. as of February 28, 1998 and
February 28, 1997, and for the three years in the period ended February 28, 1998, which report is included and incorporated by reference in the Company's 1998 Form 10-K.

                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
May 29, 1998